Exhibit 10.2
Exhibit A-1
LOOPNET, INC.
INCENTIVE STOCK OPTION
Optionee:
No. of Shares:
Option Price:
Vesting Commencement Date :                                         , 20__

Vesting of Option:	One-fourth (1/4) on the first anniversary of the Vesting Commencement Date, and as to the balance in 36 equal monthly installments following such first anniversary date, subject to continuous employment (See Sections 3(b) and 4 below and see the Plan).

Termination of Option:	60 days after termination of employment or ten years after Vesting Commencement Date, whichever occurs first. Special rules apply to death or disability and in certain other circumstances. (See Section 2 below and see the Plan).
Reference Date of this Option :                                         , 20__
Execution of this Option on behalf of LOOPNET, INC.:
By:
Title:
          THIS OPTION is granted by LoopNet, Inc., a California corporation (the “Company”), to the Optionee indicated at the top of this page (the “Optionee”). Under the 2001 Stock Option Plan (the “Plan”), the Board of Directors or a duly authorized committee thereof has authorized the grant to the Optionee of an incentive stock option to purchase shares of the Common Stock of the Company under the terms and conditions of this Option. This Option is intended to be, and is designated as, an Incentive Stock Option under the Plan. This Option consists of seven numbered paragraphs, and has been executed by the Company at the top of this page.

Exhibit A-1
          1. Option; Number of Shares; Price.
          The Company grants to the Optionee the right (“Option”) to purchase all or any portion of the number of shares of the Common Stock of the Company indicated at the top of this page (“Stock”) at the purchase price per share indicated at the top of this page (the “Option Price”). This Option is subject to the terms and conditions stated herein and in the Plan, including but not limited to the provisions of the Plan under which this Option shall be subject to modification if and when certain events occur.
          2. Termination of Option.
               This Option shall expire when the first of the following occurs:
               (a) the tenth anniversary date of the Vesting Commencement Date indicated at the top of the first page of this Option;
               (b) the expiration of 60 days from the date of the Optionee’s termination of employment, either voluntary or involuntary and either with or without cause (other than by reason of death), except that if the Optionee is then disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), the expiration of one year from the date of the Optionee’s termination of employment;
               (c) the expiration of one year from the date the Optionee dies if the Optionee dies while the Optionee is employed by the Company or any of its subsidiaries; or
               (d) the termination of the Option under the Plan.
          3.   Exercise and Vesting of Option.
               This Option may be exercised by the Optionee (or, after the Optionee’s death, by the person designated in Section 5) only in accordance with the following provisions:
               (a) This Option may be exercised by the Optionee, to the extent it has become vested in accordance with paragraph (b) below, upon delivery of the following to the Company at its principal executive offices:
                    (i) a written notice of exercise (which the Company may require to be in the form of Exhibit C to the Plan) which identifies this Option and states the number of shares of Stock then being purchased;
                    (ii) a check or cash in the amount of the purchase price (or payment of the purchase price in such other form of lawful consideration as the Company’s Board of Directors may approve from time to time under the provisions of the Plan);

Exhibit A-1
                    (iii) a letter or agreement, if requested by the Company, in such form and substance as the Company may require, setting forth and confirming the investment intent of the Optionee and such other agreements, undertakings, restrictions and representations as are described in the Plan, including the “lock-up” provision in Section 21 of the Plan and the right of first refusal provisions in Section 22 of the Plan; and
                    (iv) a check or cash, if requested by the Company either before or after the Company’s receipt of the notice of exercise, in the amount of any taxes (other than stock issue or transfer taxes) which the Company is obligated to collect or withhold by reason of the exercise of this Option.
               (b) This Option shall become exercisable (“vest”) as to one-fourth (1 /4) of the Stock on the first anniversary date of the Vesting Commencement Date, which is indicated at the top of the first page of this Option, and thereafter as to the balance in 36 equal monthly installments following such first anniversary date, subject to continuous employment of the Optionee by the Company through and including the time of each vesting.
                    The installments shall be cumulative, such that this Option may be exercised as to any or all of the Stock covered by an installment at any time or times after that installment becomes exercisable and until this Option expires or terminates.
          4. Vesting Ceases Upon Termination of Employment.
               The termination of the employment of the Optionee by death, disability or otherwise shall not accelerate or otherwise affect the number of shares with respect to which this Option may be exercised, and this Option may only be exercised with respect to that number of shares which could have been purchased under this Option if this Option had been exercised by the Optionee on the date of termination.
          5. Nontransferability of Option.
               The rights of the Optionee under this Option may not be assigned or transferred except by will or by the laws of descent and distribution. This Option shall be exercisable only by the Optionee during the Optionee’s lifetime. Any attempt to assign this Option in contravention of this Option shall be void and shall have no effect. If the Optionee should die while the Optionee is employed by the Company or a subsidiary, the Optionee’s legal representative, the Optionee’s legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (this group shall be collectively known as “successors”) succeeds to the Optionee’s rights under this Option. After the death of the Optionee, only the Optionee’s successors may exercise this Option.

Exhibit A-1
          6. No Rights as a Shareholder.
               The Optionee shall have no rights as a shareholder of any shares of Stock covered by this Option until the date of issuance of a stock certificate to the Optionee. Except as may be provided under the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued.
          7. This Option Subject to Plan.
               This Option is granted under the provisions of the Plan and shall be interpreted in a manner consistent with it. Any provision in this Option inconsistent with the Plan shall be superseded and governed by the Plan. A copy of the Plan is available to the Optionee at the Company’s principal executive offices upon request and without charge.
          BY ACCEPTING THIS OPTION THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THIS OPTION WILL BE EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEES EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.